Exhibit 21

SUBSIDIARIES OF REGISTRANT

Affiliate	Percent Ownership	Percent Ownership	Country of Incorporation
	Direct	Indirect
Albany International Corp.			United States
Albany International Holdings Two, Inc.	100%		United States
Albany International Research Co.	100%		United States
Albany Engineered Composites, Inc.	100%		United States
Geschmay Corp.	100%		United States
Albany Dritek Corp.	100%		United States
Albany Felt Company	100%		United States
AIC Sales Corporation	100%		United States
Transamerican Manufacturing, Inc.	100%		United States
Transglobal Enterprises, Inc.	100%		United States
47 Albany Troy Road Corporation	100%		United States
Brandon Drying Fabrics, Inc.		100%	United States
Geschmay Forming Fabrics Corp.		100%	United States
Geschmay Wet Felts, Inc.		100%	United States
Albany International Pty., Ltd.		100%	Australia
Albany International Asia Pty., Ltd.		100%	Australia
Albany Door Systems GmbH		100%	Austria
SA Alfadoor NV		100%	Belgium
Albany International Tecidos Tecnicos Ltda.		100%	Brazil
Albany International Canada Corp.		100%	Canada
Albany International Receivables Corporation		100%	Cayman Islands
Albany International (China) Co., Ltd.	100%		China
Albany International Applied Technology (Suzhou) Co., Ltd.		100%	China
Albany International Engineered Textiles (Hangzhou) Co., Ltd.		100%	China
Albany Door Systems A/S		67%	Denmark
Albany International Oy		100%	Finland
Albany Door Systems S.A.R.L.		100%	France
Albany International France, S.A.S.		100%	France
Albany Door Systems GmbH		100%	Germany
Albany International Germany Holding GmbH		100%	Germany
Albany International GmbH		100%	Germany
Wurttembergische Filztuchfabrik D. Geschmay GmbH		100%	Germany
Albany International Italia S.r.l.		100%	Italy
Albany Nordiskafilt Kabushiki Kaisha		100%	Japan
Albany International Korea, Inc.		100%	Korea
Albany International de Mexico S.A. de C.V.	100%		Mexico
Albany Door Systems B.V.		100%	Netherlands
Albany International B.V.		100%	Netherlands
Albany International AS		100%	Norway
Albany Door Systems Sp. zo.o.	100%		Poland
Nevo-Cloth Ltd.		50%	Russia
Beier Albany and Company (Proprietary) Limited	50%		South Africa
Albany International S.A. Pty. Ltd.		100%	South Africa
Albany Door Systems AB		100%	Sweden
Albany International AB		100%	Sweden
Albany International Holding AB		100%	Sweden
Dewa Consulting AB		100%	Sweden
Foretagshalsan Tre Hjartan AB		33.33%	Sweden
Nordiska Maskinfilt Aktiebolag		100%	Sweden
AI (Switzerland) GmbH		100%	Switzerland
Albany Door Systems AG		100%	Switzerland
Albany International Holding (Switzerland) AG		100%	Switzerland
Albany International Europe GmbH		100%	Switzerland
Albany International Ltd.		100%	United Kingdom
James Kenyon & Sons Ltd.	100%		United Kingdom
Loading Bay Specialists Limited		50%	United Kingdom
Albany Engineered Composites, Ltd.		100%	United Kingdom

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-23163, 33-28028, 33-33048, 333-90069, 033-60767) and S-3 (File No. 333-134743) of Albany International Corp. of our report dated February 29, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Albany, New York
February 29, 2008

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